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                                                                   EXHIBIT 24.1



STATE OF TEXAS

COUNTY OF DALLAS


                              POWER OF ATTORNEY


         Know all men by these presents that I, EDWARD R. MCMURPHY, a Director of CROWN CASINO CORPORATION, a Texas corporation, do constitute and appoint MARK D. SLUSSER my true and lawful attorney-in-fact, with full power of substitution, for me in any and all capacities, to sign, pursuant to the requirements of the Securities and Exchange Act of 1934, the Annual Report on Form 10-K for CROWN CASINO CORPORATION, for the fiscal year ended April 30, 1995, and to file the same with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., together with all exhibits thereto and other documents in connection therewith, and to sign on my behalf and in my stead, in any and all capacities, any amendments to said Annual Report, incorporating such changes as my said attorney-in-fact deems appropriate, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue thereof.

In witness whereof, I have hereunto set my hand and seal this 3rd day of August, 1995.



                                                  /s/ Edward R. McMurphy
                                                  ----------------------
                                                  EDWARD R. MCMURPHY


                               ACKNOWLEDGEMENT


         Before me this 3rd day of August, 1995, came EDWARD R. MCMURPHY, personally known to me, who in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.


      [SEAL]        RUTH A. BOOTHE                /s/ Ruth A. Boothe
              Notary Public State of Texas        -----------------------------
             My Commission Expires 4-07-99        Notary Public, State of Texas